PRICE WATERHOUSE              NO. 1 LONDON BRIDGE      TELEPHONE: 0171-939-3000
                              LONDON SE1 9QL           TELEX: 884657 PRIWAT G
                                                       FACSIMILE:  0171-403-5265




April 3, 1998


Private And Confidential

PA Logan, Esq.
Senetek PLC
23 Palace Street
London
SW1E 5HW

Dear Paul:

You have furnished us with a copy of your "Notification Of Late Filing" on Form 12B-25 dated 3 April 1998.

We are in agreement with the comments under Part III of the Form with respect to the reasons why we are unable to furnish our report on the financial statements of Senetek PLC on or before the date the Form 10-K of Senetek PLC for the year ended 31 December 1997 is required to be filed.

Yours sincerely,

/S/ Price Waterhouse

PRICE WATERHOUSE